OHR Pharmaceutical Inc. 8-K

Exhibit 10.30

April 5, 2013

CONFIDENTIAL

NOTICE OF ACCELERATED WARRANT EXPIRATION DATE
AND
WARRANT EXERCISE INCENTIVE OFFER

Dear Series B Warrant holder:

The outstanding Series B Warrants (the “Warrants”) of Ohr Pharmaceutical Inc. (formerly known as BBM Holdings Inc., “we” or the “Company”) will expire in accordance with their terms on April 30, 2013 (the “Warrant Expiration Date”).  The Warrants were issued pursuant to the Warrant Agreement (as amended, the “Warrant Agreement”), dated October 31, 2006, between the Company and Transfer Online, Inc., as Warrant Agent (the “Warrant Agent”).  In accordance with the Warrant Agreement, the Warrant Expiration Date of the Warrants may be accelerated at the option of the Company following a period of 5 consecutive trading days where the market price per share (as defined in the Warrant Agreement) of the Company’s Common Stock exceeds $1.50.

In order to encourage exercise of the Warrants to raise additional capital to execute on our business and clinical trial initiatives and increase our shareholder equity (one of the requirements necessary for our proposed uplisting to Nasdaq), the Company hereby offers (the “Incentive Offer”) to provide to those Warrant holders that exercise at least 33% of their Warrants the revised terms for their remaining Warrants set forth below, including for such remaining Warrants a $2.25 per share exercise price, cashless exercise, acceleration of the New Warrant Expiration Date at the discretion of the Company when the market price per share is $4.50 or above, and an extension of the Warrant Expiration Date until September 30, 2014.

Acceleration of Warrant Expiration Date

The Company has elected to accelerate the Warrant Expiration Date to April 18, 2013, and has sent out notice of such acceleration via the Warrant Agent in accordance with the Warrant Agreement to all holders of Warrants.

Exercise of Warrants

Warrants can be exercised by delivery of (i) the Warrants, with Form of Subscription attached hereto completed and signed, and (ii) payment in full by check or wire of the aggregate exercise price to the Company at 489 5th Avenue, 28th Floor, New York NY 10017, prior to their expiration on April 18, 2013. The current exercise price for Class B Warrants is $1.1911787. The exercise price is a substantial discount to the last closing price of $1.58 preceding the date of this notice. The Warrants not exercised by the close of business on April 18, 2013, shall expire unless extended by the Company in accordance with the Incentive Offer described below.

Incentive Offer

As an inducement to holders to exercise their Warrants, the Company hereby agrees to the following Incentive Offer: any Warrant holder that is an accredited investor and exercises at least 33% of such holder’s aggregate beneficial ownership (as defined under the rules of the Securities and Exchange Commission (the “SEC”)) of Warrants shall receive an extension of such holder’s remaining Warrants (post-exercise) on the following terms:

•	The exercise price will be raised to $2.25 per share.
•	The Warrant Expiration Date will be extended to September 30, 2014 (the “New Warrant Expiration Date”).
•
The Company, at its sole discretion, may accelerate the New Warrant Expiration Date when the Market Price per share of the Company’s Common Stock is $4.50 or above. “Market Price per share” shall mean the average closing prices of the Company’s Common Stock for 5 consecutive trading days ending no later than the 5th day prior to the giving of notice of acceleration of the New Warrant Expiration Date.

•	In addition to the option to exercise for cash consideration, these Warrants, as extended, can be exercised via a net exercise/cashless exercise provision.

As an example for illustration purposes only, if you beneficially own 10,000 Warrants, and you exercise 6,000 Warrants, you must deliver 6,000 of your Warrants to the Company with the attached Form of Subscription filled out and signed and with payment of $7,147.13 ($1.1911787 times 6,000 and rounded up to the nearest penny), and the Company will deliver to you 6,000 shares of Company Common Stock (with a restrictive legend as described in the Warrant).  Your remaining 4,000 Warrants will be extended on the terms set forth in the Incentive Offer above.

If you do not exercise at least 33% of your beneficially owned Warrants, all unexercised Warrants will expire on April 18, 2013.

You do not have to accept the Incentive Offer, and you continue to have the right to exercise all of your Series B Warrants until April 18, 2013.

Your decision to exercise Warrants is only open until 4:00 P.M. EDT on April 18, 2013.  Warrants not exercised prior to such time (other than remaining Warrants that qualify for the Incentive Offer) will expire at such time.

You should carefully consider the “Risk Factors” in the Company’s Annual Report on Form 10--K for the fiscal year ended September 30, 2012, as filed with the SEC on January 9, 2013, and the other information contained in our filings with the SEC, all of which may affect our future results of operations. If any of the adverse events described in such Risk Factors and filings actually occur, our business, financial condition and operating results could be materially adversely affected and you may lose part or all of the value of your investment in the Company. If you choose to exercise all or a portion of your Warrants, you should be able to bear a complete loss of your investment

Please contact me (sam@ohrpharmaceutical.com, tel 212-682-8452) if you have any questions concerning expiration of the Warrants and this Incentive Offer.

Very truly yours,

Sam Backenroth
Chief Financial Officer
Ohr Pharmaceutical Inc
489 5th Avenue, 28th Floor
New York, NY 10017

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: OHR PHARMACEUTICAL, INC. (“OHR”):

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise (in accordance with the terms of the Warrant as modified by OHR’s Incentive Offer, dated April 4, 2013, the purchase right represented by such Warrant for, and to purchase thereunder,

_______ shares of Common Stock of OHR PHARMACEUTICAL, INC., and herewith makes payment therefor of $_____________________,

and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________ And whose social security number or tax identification number is __________________.

The undersigned represents that the undersigned is (a) an accredited investor (as defined in the rules of the Securities and Exchange Commission) and (b) acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof (except for any resale pursuant to, and in accordance with a valid registration statement effective under the Securities Act of 1933).

Dated: April __, 2013

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)